UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2026

SCWORX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 Village Road, Suite 100

Middleton, Massachusetts 01949

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (844) 472-9679

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WORX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Summary

Nasdaq Hearings Panel Grants Company’s Request for Reconsideration, Determines That Company Has Regained Compliance With Nasdaq Continued Listing Requirements, and Approves Continued Listing on The Nasdaq Capital Market; Trading on Nasdaq to Be Reinstated

On October 2, 2026, the Nasdaq Hearings Panel (the “Panel”) granted the request of SCWorx Corp. (the “Company”) for reconsideration of the Panel’s September 17, 2026 decision to delist the Company’s common stock, par value $0.001 per share (the “Common Stock”), from The Nasdaq Stock Market LLC (“Nasdaq”). In its October 2, 2026 decision (the “Reconsideration Decision”), the Panel determined that the Company now demonstrates compliance with the continued listing requirements of Nasdaq, including the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”) and the minimum publicly held shares requirement of Nasdaq Listing Rule 5550(a)(4) (the “Publicly Held Shares Rule”), and granted the Company’s request for continued listing on The Nasdaq Capital Market, subject to the conditions described below, including a one-year Panel Monitor. Trading in the Common Stock on Nasdaq, which has been suspended since April 14, 2026, will be reinstated on a date to be scheduled by Nasdaq following the Company’s satisfaction of the first condition described below, which the Company is satisfying by the filing of this Current Report on Form 8-K, and the Company’s submission of Nasdaq’s reinstatement form, which the Company is submitting on October 5, 2026. Until trading on Nasdaq is reinstated, the Common Stock will continue to be quoted on the OTCQB Venture Market under the symbol “WORX.”

As described in Item 1.01 below, each of the investors in the Company’s September 2026 private placement has agreed that it will not exercise its contractual right to terminate its purchase based on the Panel’s September 17, 2026 decision.

Background

As previously disclosed, on June 17, 2026, the Panel granted the Company an exception to regain compliance with the Bid Price Rule, subject to specified conditions, each of which the Company satisfied, including effecting a 1-for-12 reverse stock split on August 3, 2026, and evidencing a closing bid price at or above $1.00 per share for the 20 consecutive trading days ended August 31, 2026. On September 2, 2026, the Listing Qualifications Staff of Nasdaq (“Staff”) notified the Company that, as a result of the reverse stock split, the number of the Company’s publicly held shares had fallen below the 500,000 minimum required by the Publicly Held Shares Rule. On September 16, 2026, the Company completed a private placement of 350,000 shares of Common Stock and warrants to purchase 350,000 shares of Common Stock (the “Private Placement”) pursuant to a Securities Purchase Agreement, dated as of September 16, 2026 (the “Purchase Agreement”), between the Company and the purchasers named therein (the “Purchasers”), and, together with the exercise of outstanding warrants and the issuance of shares to the placement agent, increased its publicly held shares to more than 500,000. On September 17, 2026, without knowledge that the Private Placement had been completed, the Panel issued a decision (the “September 17 Decision”) determining to delist the Common Stock, and on September 18, 2026, the Company requested that the Panel reconsider the September 17 Decision on the basis that it was based on a mistake of material fact. These matters are described in greater detail in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 22, 2026 and September 23, 2026.

Reconsideration Decision

In the Reconsideration Decision, the Panel determined that the factual premises on which the September 17 Decision rested had materially changed by the date that decision was issued, in that the Company had executed, funded and closed the Private Placement, completed warrant exercises, and increased its publicly held shares to 549,092 shares as of September 17, 2026. The Reconsideration Decision also notes that on September 30, 2026, Staff confirmed that the Company had regained compliance with the Publicly Held Shares Rule as of September 17, 2026, and that the Company’s closing bid price has been at or above $1.00 per share on every trading day since August 4, 2026, including the 10 consecutive trading days following September 17, 2026 required by Nasdaq Listing Rule 5810(c)(3)(A). On that basis, the Panel concluded that the Company now demonstrates compliance with the continued listing requirements of Nasdaq and granted the Company’s request for continued listing on The Nasdaq Capital Market, subject to the following conditions:

1.	On or before October 5, 2026, the Company must publicly disclose that each Purchaser has agreed that it will not exercise its termination right under the Purchase Agreement based on the September 17 Decision. The Company is satisfying this condition by the disclosure in Item 1.01 of this Current Report on Form 8-K and the press release furnished as Exhibit 99.1 hereto.

2.	By the fifth business day of each month through and including October 5, 2027, the Company must provide to its assigned Nasdaq Listing Qualifications Analyst its updated shares outstanding, the holdings of each officer, director and 10% shareholder, and the resulting public float, in each case as of the last business day of the prior month, together with a reconciliation showing the reason for all changes since the prior month.

3.	Pursuant to Nasdaq Listing Rule 5815(d)(4)(A), the Panel has imposed a Discretionary Panel Monitor for a one-year period ending October 2, 2027. If the Nasdaq Listing Qualifications Department determines that the Company fails any continued listing standard during the monitoring period, the Company will not be permitted to submit a plan of compliance with respect to that deficiency, the Listing Qualifications Department will not be permitted to grant the Company additional time to regain compliance, and the Company will not be afforded any cure or compliance period that would otherwise be available under Nasdaq Listing Rule 5810(c)(3). Instead, the Listing Qualifications Department will promptly issue a Staff Delisting Determination, which the Company would be entitled to appeal to a Hearings Panel pursuant to Nasdaq Listing Rule 5815(d)(4)(C).

The Reconsideration Decision also requires the Company to promptly notify Nasdaq of any significant event that may affect the Company’s compliance with Nasdaq requirements, including any event that may call into question the Company’s ability to meet the terms of the exception, and to immediately notify the Panel if any Purchaser delivers a termination notice under Section 4.20 of the Purchase Agreement. The Panel reserved the right to reconsider the terms of the exception based on any event, condition or circumstance that, in the opinion of the Panel, would make continued listing of the Common Stock inadvisable or unwarranted.

The Nasdaq Listing and Hearing Review Council (the “Listing Council”) may, on its own motion, determine to review the Reconsideration Decision within 45 calendar days after its issuance and, if it does so, may affirm, modify, reverse, dismiss or remand the Reconsideration Decision. The Company does not intend to request review of the Reconsideration Decision by the Listing Council.

There can be no assurance that Nasdaq will reinstate trading in the Common Stock on the expected timetable, that the Listing Council will not call the Reconsideration Decision for review, or that the Company will maintain compliance with Nasdaq’s continued listing requirements during the Panel Monitor period or thereafter.

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement Purchasers Waive Termination Rights Relating to the September 17 Decision

As previously disclosed, Section 4.20 of the Purchase Agreement provides that, if either (i) the Common Stock does not resume trading on The Nasdaq Capital Market by October 31, 2026 or (ii) prior to that date the Company receives a determination letter from Nasdaq delisting the Common Stock, each Purchaser has the right, exercisable by written notice delivered within five business days after the earlier of such events, to require the Company to terminate such Purchaser’s purchase of securities under the Purchase Agreement and to pay such Purchaser in cash an amount equal to such Purchaser’s subscription amount against surrender for cancellation of all of the shares of Common Stock and warrants purchased by such Purchaser in the Private Placement. In its Current Report on Form 8-K filed on September 23, 2026, the Company disclosed that it had determined to treat the September 17 Decision as a determination letter delisting the Common Stock for purposes of Section 4.20 and that it would treat any termination notice delivered on or before October 15, 2026 as timely.

In connection with the Company’s request for reconsideration, and at the request of the Panel, on and after September 29, 2026 each of the Purchasers delivered to the Company a written waiver (the “Waivers”) pursuant to Section 5.5 of the Purchase Agreement. Under the Waivers, each Purchaser has waived, and has agreed that it will not exercise, any right under Section 4.20 of the Purchase Agreement to terminate its purchase of securities, or to require the return of its subscription amount, based on the September 17 Decision. Each Waiver will terminate, and the Purchaser’s rights under Section 4.20 will be reinstated, only if the Common Stock is delisted from Nasdaq as a result of the September 17 Decision, as evidenced by the filing of a Form 25 with the SEC (a “Reinstatement Event”). The Company is required to promptly notify the Purchasers of any Reinstatement Event, and a Purchaser may then deliver a termination notice on or before the later of the date provided in Section 4.20 and the tenth business day after receipt of the Company’s notice. The Purchasers received no consideration for the Waivers. The Waivers supersede the extension to October 15, 2026 described in the Company’s Current Report on Form 8-K filed on September 23, 2026.

The Waivers do not affect the Purchasers’ right under clause (i) of Section 4.20 to terminate their purchases if the Common Stock does not resume trading on The Nasdaq Capital Market by October 31, 2026. If all of the Purchasers were to exercise their termination rights under Section 4.20 following a Reinstatement Event or under clause (i), the Company would be required to return an aggregate of $938,000 to the Purchasers, the 350,000 shares of Common Stock and warrants to purchase 350,000 shares of Common Stock issued in the Private Placement would be cancelled, and the number of the Company’s publicly held shares would be reduced below the minimum required by the Publicly Held Shares Rule.

The Purchase Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 22, 2026.

Item 7.01 Regulation FD Disclosure.

On October 5, 2026, the Company issued a press release announcing the Reconsideration Decision and the Waivers. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding the reinstatement of trading in the Common Stock on The Nasdaq Capital Market and the timing thereof, the Company’s ability to maintain compliance with Nasdaq’s continued listing requirements and the conditions of the Reconsideration Decision, and the potential exercise by the Purchasers of their termination rights. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the risk that Nasdaq delays or does not reinstate trading in the Common Stock, the risk that the Listing Council calls the Reconsideration Decision for review and modifies or reverses it, the risk that the Company fails to satisfy a Nasdaq continued listing standard during the Panel Monitor period, in which case the Company would not be afforded a compliance plan or cure period, the risk that the Purchasers exercise their termination rights, and the other risks described in the Company’s filings with the SEC. The Company undertakes no obligation to update any forward-looking statement except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of SCWorx Corp., dated October 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWORX CORP.

Date: October 5, 2026	By:	/s/ Chris Kohler
	Name:	Chris Kohler
	Title:	Chief Financial Officer

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